Exhibit 10.1

Execution Copy

INVESTMENT AGREEMENT

INVESTMENT AGREEMENT (this “Agreement”) dated as of September 30, 2008, is by and among Las Vegas Gaming, Inc., a Nevada corporation (the “Company”), and IGT, a Nevada corporation (the “Investor”).

RECITAL

The Company intends to sell to the Investor, and the Investor intends to purchase from the Company, shares of a series of convertible perpetual cumulative preferred stock (the “Convertible Preferred Stock”), to be evidenced by share certificates incorporating the terms and attributes set forth in Exhibit A (the “Certificate of Designations”), and a warrant for the purchase of Common Stock and Common Stock Series A of the Company, all on the terms and subject to the conditions set forth herein.

NOW THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, the parties hereto hereby agree as follows:

Section 1.     Definitions.  The following terms used herein will have the meanings set forth below or in the section cross-referenced below, as applicable:

“Advance Agreement” means that certain Agreement dated July 17, 2008, as thereafter amended, between the Company and Investor, pursuant to which Investor advanced the sum of $1,500,000 to the Company on the terms set forth therein.

“Ad-Line” means Ad-Line Network Holdings, Inc., a Georgia corporation, and its subsidiaries.

“Ad-Line Acquisition” means the proposed repurchase and termination by the Company of all of the intellectual property license(s) the Company has previously granted to Ad-Line, in consideration for which the Company will issue 750,000 shares of Common Stock, such repurchase to otherwise be on terms reasonably acceptable to Investor.

“Affiliate” has the meaning set forth in Rule 12b-2 under the Exchange Act.

“Agreement” has the meaning set forth in the preamble and as this Agreement may be amended, modified or supplemented.

“Benefit Plan” means all employee welfare benefit plans within the meaning of Section 3(1) of ERISA, all employee pension benefit plans within the meaning of Section 3(2) of ERISA, including, but not limited to, plans that provide retirement income or result in a deferral of income by employees for periods extending to termination of employment or beyond, and plans that provide medical, surgical, or hospital care benefits or benefits in the event of sickness, accident, disability, death or unemployment, and all other employee benefit agreements or arrangements, including, but not limited to, all bonus, incentive, deferred compensation, vacation, stock purchase, stock option, stock award, severance, employment, change of control, golden-parachute, consulting, dependent care, cafeteria, employee assistance, scholarship, or fringe benefit or similar plans, programs, agreements or policies, in all cases whether written, unwritten or otherwise, funded or unfunded, and whether or not ERISA is applicable to such plan, program, agreement or policy.

“Board of Directors” means the Board of Directors of the Company.

“Business Day” means any day that is not a Saturday, a Sunday or a day on which banking institutions are required or permitted by law or other governmental action to be closed in the State of Nevada.

“CAMOFI” means CAMOFI Master LDC, a Cayman Islands limited duration company.

“CAMOFI Debt” means all existing indebtedness owing by the Company or any of its subsidiaries to CAMOFI or any of CAMOFI’s Affiliates, including any accrued but unpaid interest thereon and including any prepayment penalties or other obligations, including without limitation, the indebtedness under and pursuant to the Amended and Restated Senior Secured Convertible Note due January 1, 2010 and any related agreements.

“CAMOFI Satisfaction and Termination Agreement” means that certain Satisfaction and Termination Agreement, pursuant to which (a) CAMOFI confirms the amount of the CAMOFI Debt due and owing by the Company and its subsidiaries to CAMOFI, (b) CAMOFI confirms that upon receipt of such amount, all liabilities and obligations owing by the Company and its subsidiaries to CAMOFI and its Affiliates will be paid in full, and that all liens, security interests and other claims by CAMOFI or any of its Affiliates on any assets of the Company and any of its subsidiaries are released, (c) CAMOFI agrees that all existing agreements between the Company and any of its subsidiaries, on the one hand, and CAMOFI and any of its Affiliates, on the other hand, are terminated (except for the CAMOFI Warrants) and (d) CAMOFI and the Company agree to a mutual release; all of the foregoing on terms otherwise acceptable to Investor.

“CAMOFI Warrants” means (i) that certain Common Stock Purchase Warrant dated March 31, 2006 pursuant to which the Company granted CAMOFI the right to purchase up to 2,500,000 shares of Common Stock, and (ii) that certain Common Stock Purchase Warrant dated March 21, 2007 pursuant to which the Company granted CAMOFI the right to purchase up to 175,000 shares of Common Stock.

“Certificate of Designations” has the meaning set forth in the recital.

“Closing” has the meaning set forth in Section 2(b).

“Closing Date” has the meaning set forth in Section 2(b).

“Commission” means the United States Securities and Exchange Commission, or any successor agency thereto.

“Common Stock” means the Common Stock, par value $.001 per share, of the Company.

“Common Stock Series A” means the Common Stock Series A, par value $.001 per share, of the Company.

“Company” has the meaning set forth in the preamble.

“Company Financial Statements” has the meaning set forth in Section 3(f).

“Company Regulatory Approvals” means the filing of the Certificate of Designations with the Secretary of State of the State of Nevada by the Company.

“Company SEC Documents” has the meaning set forth in Section 3(e).

“Company Significant Agreement” means any contract or agreement that is a “material contract” within the meaning of Item 601(b)(10) of Regulation S-K to be performed in whole or in part after the date of this Agreement or that is otherwise material to the Company or its prospects.

“Competitor” means any gaming equipment or gaming software supplier with aggregate gross revenue greater than $100,000,000 in any annual period.

“Conversion Shares” means the shares of Common Stock and Common Stock Series A issuable or to be issued upon conversion of the Preferred Shares, as determined pursuant to Section 10(a)(ii).

“Convertible Preferred Stock” has the meaning set forth in the recitals.

“Disclosure Schedule” means the Disclosure Schedule dated as of the date hereof and attached to this Agreement.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the Commission thereunder.

“GAAP” has the meaning set forth in Section 3(f).

“Governmental Entity” means any court, administrative agency or commission or other governmental authority or instrumentality, whether federal, state, local or foreign, and any applicable industry self-regulatory organization, including the Nevada Gaming Commission and the Nevada Gaming Control Board.

“Intellectual Property Access Agreement” means that certain Intellectual Property Access Agreement between the Company and Investor in substantially the form attached hereto as Exhibit C.

“Investment Company Act” means the Investment Company Act of 1940, as amended.

“Investor” has the meaning set forth in the preamble.

“Investor Regulatory Approvals” means the qualification or approval of the Investor as a “suitable investor” (or similar designation) with respect to its investment in the Company as contemplated herein, including with respect to the Preferred Shares, the Conversion Shares, the Warrant and the Warrant Shares.

“License and Application Support Agreement” means that certain License and Support Agreement between the Company and Investor in substantially the form attached hereto as Exhibit D.

“Material Adverse Effect” or “Material Adverse Change” means any circumstance, event, change, development or effect that, individually or in the aggregate, (i) is material and adverse to the business, assets, results of operations, financial condition, or prospects of the Company and its subsidiaries taken as a whole or (ii) would materially impair the ability of the Company to perform its obligations under this Agreement or to consummate a Closing.

“Minimum Investment” means that number of shares of Common Stock and Common Stock Series A (or any class of securities successor thereto) equal to at least 5% of the total number of shares of Common Stock and Common Stock Series A acquired by Investor on the Closing Date, assuming for purposes of this computation the conversion of all of the Convertible Preferred Stock and the exercise in full of the Warrant as of the Closing Date.  Minimum Investment pursuant to Section 10(c) will be computed without giving effect to any stock splits, reverse stock splits or other similar events that may occur following the Closing Date.

“Person” means an individual, corporation, partnership, association, joint stock company, limited liability company, joint venture, trust, Governmental Entity, unincorporated organization or other legal entity.

“Preferred Shares” has the meaning set forth in Section 2(a).

“Registrable Securities” means all shares of Common Stock issued or issuable directly or indirectly with respect to the shares of Convertible Preferred Stock or the Warrant, by way of conversion, exercise or exchange thereof or share dividend or share split or in connection with a combination of shares, recapitalization, reclassification, merger, amalgamation, arrangement, consolidation, or other reorganization.  As to any securities constituting Registrable Securities, such securities will cease to be Registrable Securities when (i) a registration statement with respect to the sale by the holder thereof is declared effective under the Securities Act and such securities have been disposed of in accordance with such registration statement, (ii) they have been acquired by the Company, (iii) they have been sold to the public pursuant to Rule 144 or other exemption from registration under the Securities Act, or (iv) they are able to be sold in their entirety by the Investor or transferee holding such securities pursuant to Rule 144 under the Securities Act without volume or other limitations.

“Regulation S-K” means Regulation S-K, which specifies the standard instructions for filing forms with the Commission under the Securities Act and the Exchange Act.

“Regulation S-X” means Regulation S-X, which specifies the specific format and content of financial reports for filings with the Commission under the Securities Act and Exchange Act.

“Regulatory Approvals” means the receipt of approvals and authorizations (including gaming approvals and authorizations) of filings and registrations with or notifications to, to the extent applicable and required to permit the Investor to acquire and own the Preferred Shares and the Warrant, to convert the Investor’s Preferred Shares into Conversion Shares and to own such Conversion Shares, and to exercise the Warrant for Warrant Shares and to own such Warrant Shares without the Investor being in violation of any applicable law or regulation.

“Retrofit License Agreement” means that certain Retrofit License Agreement between the Company and Investor in substantially the form attached hereto as Exhibit E.

“Rule 144” means Rule 144 promulgated under the Securities Act.

“Sarbanes-Oxley Act” has the meaning set forth in Section 3(s).

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated by the Commission thereunder.

“Stockholder Consents” means the due and binding consent by the holders of each series of outstanding preferred stock of the Company to (i) extinguishment, on terms satisfactory to the Investor, of any and all rights that could conflict with, interfere with, impede, delay, or hinder any of the rights, designations, preferences, or privileges of the Preferred Shares under the Certificate of Designations and (ii) extinguishment, on terms satisfactory to the Investor, of any and all anti-dilution, preemptive or similar rights that could permit any adjustment or rearrangement of the rights of any such preferred stock in the event of any issuance by the Company or any of its subsidiaries of any securities, whether debt, equity or mixed, other than strictly proportional adjustments in the event of any stock split, stock dividend, reverse stock split or similar transaction.

“Taxes” means all taxes, charges, levies, penalties or other assessments imposed by any United States federal, state, local or foreign taxing authority, including any income, excise, property, sales, transfer, franchise, payroll, withholding, social security or other taxes, together with any interest or penalties attributable thereto, all liabilities in respect of such taxes, charges, penalties or other assessments arising as a result of being a member of any affiliated, consolidated, combined, unitary or similar group, under Treasury Regulations Section 1.1502-6 or similar provisions under applicable state, local or foreign tax laws and any payments made or owing to any other Person measured by such taxes, charges, levies, penalties or other assessment, whether pursuant to a tax indemnity agreement, tax sharing agreement, or otherwise (other than pursuant to commercial agreements or Benefit Plans).

“Tax Return” means any return, report, information return or other document (including any related or supporting information) required to be filed with any taxing authority with respect to Taxes, any claims for refunds of Taxes and any amendments or supplements to any of the foregoing.

“Warrant” means a warrant for the purchase of an aggregate of 1,500,000 shares of Common Stock and Common Stock Series A, for a strike price of $2.45 per share, subject to adjustment as set forth therein, in the form attached hereto as Exhibit B.

“Warrant Shares” means the shares of Common Stock and Common Stock Series A issuable or to be issued upon exercise of the Warrant, as determined pursuant to Section 10(a)(ii).

Section 2.      Purchase; Closing.

(a)     Purchase.  On the terms and subject to the conditions set forth herein, at the Closing the Investor hereby agrees to purchase from the Company, and the Company hereby agrees to issue and sell to the Investor, 4,693,878 shares of Convertible Preferred Stock (the “Preferred Shares”), and the Warrant, for aggregate consideration of $11,500,000 (the “Purchase Price”).

(b)     Closing.  The consummation of the purchase and sale of the Preferred Shares and the Warrant as contemplated hereby (the “Closing”) shall occur at the offices of the Investor listed in Section 13, two Business Days after the satisfaction or waiver of the conditions set forth in Section 8, or such other date as the parties may agree.  The date that the Closing takes place is the “Closing Date”.

Section 3.      Representations and Warranties of the Company.  The Company represents and warrants to the Investor as follows:

(a)     Organization and Authority.  The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, and each of the Company’s subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization or incorporation, as applicable, and each of the Company and the Company’s subsidiaries is duly qualified to do business and is in good standing in all jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified, and has all requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted.  Except as disclosed in the Disclosure Schedules, the Company owns beneficially and of record all of the outstanding equity interests of its subsidiaries free of any lien or encumbrance, and there are no outstanding options, warrants, convertible securities or other instruments or agreements pursuant to which a Person other than the Company has the right or obligation to acquire equity interests of the Company or its subsidiaries.

(b)     Authorization.  Each of this Agreement and the Warrant has been duly and validly authorized, and this Agreement has been, and at Closing the Warrant will be, duly and validly executed and delivered by the Company, and the Agreement constitutes and at Closing the Warrant will constitute a binding obligation of the Company enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).  All of the Preferred Shares to be issued at Closing, the Conversion Shares to be issued upon conversion of the Preferred Shares, and the Warrant Shares to be issued upon exercise of the Warrant, have been duly authorized for issuance and, when issued, paid for and delivered at Closing, upon conversion of the Preferred Shares in accordance with the terms of the Certificate of Designation and upon exercise of the Warrant in accordance with its terms, respectively, will be validly issued, fully paid and non-assessable.

(c)     Capitalization.  The authorized capital stock of the Company consists of 90,000,000 shares of common stock (comprising 65,000,000 shares of Common Stock and 25,000,000 shares of Common Stock Series A) and 10,000,000 shares of preferred stock, $.001 par value per share, of which, as of June 30, 2008 (i) 13,579,340 shares of Common Stock Series A and no shares of Common Stock are issued and outstanding, (ii) no shares of Common Stock or Common Stock Series A and no shares of any series or class of preferred stock are issued and held in treasury, (iii) 6,608,709 shares of Common Stock Series A are reserved for issuance upon exercise of options and other awards granted under the Company’s stock option and incentive plans, warrants or pursuant to compensation arrangements (iv) no shares of the Company's Series A Convertible Preferred Stock, 76,750 shares of the Company's Series B Convertible Preferred Stock, no shares of the Company's Series C Convertible Preferred Stock, no shares of the Company's Series D Convertible Preferred Stock, 810,800 shares of the Company's Series E Convertible Preferred Stock, 200,000 shares of the Company's Series F Convertible Preferred Stock, 150,000 shares of the Company's Series G Convertible Preferred Stock, and 98,500 shares of the Company's Series H Convertible Preferred Stock are issued and outstanding.  Except as disclosed in the Disclosure Schedule, the Company has not issued any shares of capital stock since June 30, 2008, other than shares of Common Stock Series A upon exercise of options and other awards granted under the Company’s stock option and incentive plans or pursuant to compensation arrangements.  All of the outstanding shares of capital stock of the Company have been duly authorized, are validly issued, fully paid and nonassessable and were offered, sold and issued in compliance with all applicable federal and state securities laws and without violating any contractual obligation or any other preemptive or similar rights.  Except as disclosed in the Disclosure Schedule, there are no declared or unpaid dividends payable in shares of equity securities of the Company, and the Company has not established a record date with respect thereto.  The Common Stock and the Common Stock Series A are pari passu in all respects and have identical rights, preferences, powers, privileges and restrictions, qualifications and limitations, and vote together as a single class.

(d)     No Conflicts.  The issuance and sale of the Preferred Shares, the Conversion Shares, the Warrant and the Warrant Shares, the execution, delivery and performance by the Company of this Agreement and the Warrant, the compliance by the Company with all of the provisions of this Agreement and the consummation of the transactions herein and therein contemplated will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject, (ii) result in any violation of the provisions of any of the organizational or governing documents of the Company or any statute, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its properties, or (iii) require any consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body having jurisdiction over the Company or any of its properties, except for the Company Regulatory Approvals and the Investor Regulatory Approvals.

(e)     Reports.  Since December 31, 2006, the Company has filed with the Commission all forms, reports, schedules, statements and other documents required to be filed by it through the date hereof under the Exchange Act or the Securities Act (all such documents, as supplemented and amended since the time of filing, the “Company SEC Documents”).  The Company SEC Documents, including all financial statements and schedules included in the Company SEC Documents, at the time filed or, in the case of any Company SEC Document amended or superseded by a filing prior to the date of this Agreement, then on the date of such amending or superseding filing, and, in the case of registration statements and proxy statements, on the dates of effectiveness and the dates of mailing, respectively, (i) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and (ii) complied in all material respects with the applicable requirements of the Exchange Act and the Securities Act, as applicable.

(f)     Financial Statements.  The Company’s financial statements, including the notes thereto, included in the Company SEC Documents (the “Company Financial Statements”) have been prepared in accordance with U.S. generally accepted accounting principles as in effect on the date hereof (“GAAP”) consistently applied (except as may be indicated in the notes and schedules thereto) during the periods involved and present fairly the Company’s consolidated financial position at the dates thereof and of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal audit adjustments and the provisions of

Regulation S-X).  Since the date of the most recent balance sheet included in the Company Financial Statements, (i) the Company has not effected any change in any method of accounting or accounting practice, except for any such change required because of a concurrent change in GAAP, nor has it been advised by its independent registered accounting firm or any Governmental Entity that any such change in method of accounting or accounting practice is appropriate, and (ii) there has been no Material Adverse Change.

(g)     No Undisclosed Liabilities.  Neither the Company nor any of its subsidiaries has any liabilities or obligations of any nature (absolute, accrued, contingent or otherwise) that are not properly reflected or reserved against in the Company Financial Statements, except for (i) liabilities that have arisen since June 30, 2008 in the ordinary and usual course of business and consistent with past practice and (ii) contractual liabilities under agreements entered into in the ordinary course of business or that are disclosed in the Company SEC Documents.

(h)     Company Significant Agreements.  Except as disclosed in the Disclosure Schedule:  each of the Company Significant Agreements is valid and binding on the Company or its subsidiaries, as applicable, and in full force and effect; the Company and each of its subsidiaries, as applicable, are in all material respects in compliance with and have in all material respects performed all obligations required to be performed by them to date under each Company Significant Agreement; and neither the Company nor any of its subsidiaries has received notice of any material violation or default (or any condition which with the passage of time or the giving of notice would cause such a violation of or a default) by any party under any Company Significant Agreement.

(i)      Governmental Consents.  Other than the Company Regulatory Approvals and the Investor Regulatory Approvals, and the securities or blue sky laws of the various states, no material notice to, registration, declaration or filing with, exemption or review by, or authorization, order, consent or approval of, any Governmental Entity, nor expiration or termination of any statutory waiting periods, is necessary for the consummation by the Company of the transactions contemplated by this Agreement.

(j)       Controls and Procedures.  The Company (i) subject to disclosure control deficiencies identified in its most recent Form 10-K and 10-Q filed with the Commission, has implemented and maintains disclosure controls and procedures (as defined in Rule 13a-15(e) of the Exchange Act) to ensure that material information relating to the Company, including its subsidiaries, is made known to the chief executive officer and the chief financial officer of the Company by others within those entities, and (ii) has disclosed, based on its most recent evaluation prior to the date hereof, to the Company’s outside auditors and the audit committee of the Board of Directors (A) any significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting (as defined in Rule 13a-15(f) of the Exchange Act) that are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting.

(k)     Properties and Leases.  The Company and its subsidiaries have good and marketable title to all real properties and all other properties and assets with a book value greater than $50,000 that purport to be owned by them, in each case, except as set forth on the Disclosure Schedule, free from liens, encumbrances, claims and defects that would affect the value thereof or interfere with the use made or to be made thereof by them.  The Company and its subsidiaries hold all leased real or personal property under valid and enforceable leases with no exceptions that would interfere with the use made or to be made thereof by them, and neither the Company nor any subsidiary has any notice of any claim of any sort that has been asserted by anyone adverse to the rights of the Company or any such subsidiary under any such leases, or affecting or questioning the rights of such entity to the continued possession of the leased premises.

(l)     Taxes.  (i) Each of the Company and its subsidiaries has (A) duly and timely filed (including pursuant to applicable extensions granted without penalty) all Tax Returns required to be filed by it and (B) paid in full all Taxes due or made adequate provision in the financial statements of the Company (in accordance with GAAP) for any such Taxes, whether or not shown as due on such Tax Returns; (ii) no material deficiencies for any Taxes have been proposed, asserted or assessed in writing against or with respect to any Taxes due by or Tax Returns of the Company or any of its subsidiaries, which deficiencies have not since been resolved, except for Taxes proposed, asserted or assessed that are being contested in good faith by appropriate proceedings and for which reserves adequate in accordance with GAAP have been provided; and (iii) there are no liens for Taxes upon the assets of either the Company or its subsidiaries except for statutory liens for current Taxes not yet due or liens for Taxes that are being contested in good faith by appropriate proceedings and for which reserves adequate in accordance with GAAP have been provided.

(m)     Litigation and Other Proceedings.  Except as set forth on the Disclosure Schedule, there is no pending or, to the knowledge of the Company, threatened, claim, action, suit, investigation or proceeding, against the Company or any of its subsidiaries or to which any of their assets are subject, nor is the Company or any of its subsidiaries subject to any order, judgment or decree, in each case except as would not reasonably be expected to have a Material Adverse Effect.

(n)     Compliance with Laws.  The Company and each of its subsidiaries have all material permits, licenses, franchises, authorizations, orders and approvals of, and have made all filings, applications and registrations with, Governmental Entities that are required in order to permit them to own or lease their properties and assets and to carry on their business as presently conducted.  Except as disclosed in the Disclosure Schedule, the Company and each of its subsidiaries have complied in all material respects and is not in default or violation in any respect of, and none of them is, to the knowledge of the Company, under investigation with respect to or, to the knowledge of the Company, has been threatened to be charged with or given notice of any material violation of, any applicable domestic (federal, state or local) or foreign law, statute, ordinance, license, rule, regulation, policy or guideline, order, demand, writ, injunction, decree or judgment of any Governmental Entity.

(o)     Anti-takeover Provisions Not Applicable.  The Board of Directors has taken all necessary action to ensure that the transactions contemplated by this Agreement will be deemed approved by the Board of Directors for the purposes of any law or regulation limiting or restricting the rights of Persons acquiring securities from the Company.

(p)     Off-Balance Sheet Arrangements.  There is no transaction, arrangement or other relationship between the Company and an unconsolidated or other off-balance sheet entity that is required to be disclosed by the Company in its Company SEC Documents and is not so disclosed.  There are no such transactions, arrangements or other relationships with the Company that may create contingencies or liabilities that are not otherwise disclosed by the Company in its Company SEC Documents.

(q)     Private Placement.  Assuming the accuracy of each of the representations and warranties set forth in Section 5, the offer and issuance by the Company of the Preferred Shares and the Warrant is exempt from registration under the Securities Act.

(r)      No Integrated Offering.  None of the Company, its subsidiaries, any of their Affiliates, and any Person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of the issuance of any of the Preferred Shares, the Conversion Shares, the Warrant, or the Warrant Shares under the Securities Act, whether through integration with prior offerings or otherwise.  None of the Company, its subsidiaries, their Affiliates and any Person acting on their behalf will take any action or steps referred to in the preceding sentence that would require registration of the issuance of any of the Preferred Shares, the Conversion Shares, the Warrant or the Warrant Shares under the Securities Act or cause the offering of the Preferred Shares, the Conversion Shares, the Warrant and the Warrant Shares to be integrated with other offerings for purposes of any such applicable stockholder approval provisions.

(s)     Sarbanes-Oxley.  Solely to the extent that the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated by the Commission and NYSE thereunder (collectively, the “Sarbanes-Oxley Act”) has been applicable to the Company and subject to the disclosure control deficiencies identified in its most recent Form 10-K and 10-Q filed with the Commission, there is and has been no failure on the part of the Company to comply in all material respects with any provision of the Sarbanes-Oxley Act.

(t)      Shell Company Status.  The Company is not, nor has ever been, an issuer of the type described in Rule 144(i)(l) under the Securities Act.

(u)     No Misrepresentations or Omissions.  In connection with the sale of the Preferred Shares and the Warrant to the Investor under this Agreement, the Company has made no misrepresentation of any material fact or omitted to state a material fact necessary to make any representation or warranty under this Agreement not misleading.

Section 4.   Representations and Warranties of the Investor.  The Investor represents and warrants to the Company as follows:

(a)     Organization and Authority.  The Investor is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, and is duly qualified to do business and is in good standing in all jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified, and has all requisite corporate power and authority to carry on its business as now conducted.

(b)     Authorization.  This Agreement has been duly and validly authorized, executed and delivered by the Investor and constitutes a binding obligation of the Investor enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

(c)      No Conflicts.  The execution, delivery and performance by the Investor of this Agreement, the compliance by the Investor with all of the provisions of this Agreement and the consummation of the transactions herein contemplated will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Investor is a party or by which the Investor is bound or to which any of the property or assets of the Investor is subject, (ii) result in any violation of the provisions of any of the organizational or governing documents of the Investor or any statute, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Investor or any of its properties, or (iii) except for the Investor Regulatory Approvals, require any consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body having jurisdiction over the Investor, or any of its properties (except as has already been obtained), in each case, where any such breach, violation or default, or where the failure to obtain any such consent, approval, authorization, order, registration or qualification would prevent Investor from performing its obligations hereunder.

(d)      Governmental Consents.  Other than the Regulatory Approvals, no material notice to, registration, declaration or filing with, exemption or review by, or authorization, order, consent or approval of, any Governmental Entity, nor expiration or termination of any statutory waiting periods, is necessary for the consummation by the Investor of the transactions contemplated by this Agreement.

Section 5.   Acknowledgement of the Investor.  The Investor acknowledges that neither the Preferred Shares, the Conversion Shares, the Warrant nor the Warrant Shares have been registered under the Securities Act or under any state securities laws.  The Investor (i) is acquiring the Preferred Shares and the Warrant, and will acquire the Conversion Shares and the Warrant Shares pursuant to an exemption from registration under the Securities Act solely for investment with no present intention to distribute any of the Preferred Shares, the Conversion Shares, the Warrant or Warrant Shares to any Person, (ii) will not sell or otherwise dispose of any of the Preferred Shares, the Conversion Shares, the Warrant or Warrant Shares except in compliance with the registration requirements or exemption provisions of the Securities Act and any other applicable securities laws, (iii) has such knowledge and experience in financial and business matters and in investments of this type that it is capable of evaluating the merits and risks of its investment in the Preferred Shares, the Conversion Shares, the Warrant and the Warrant Shares and of making an informed investment decision, (iv) is an “accredited investor” (as that term is defined by Rule 501 of the Securities Act), and (v) has had the opportunity to ask questions of and receive answers from the Company concerning the Company and has been provided with such additional information from the Company that Investor has requested.

Section 6.      Deliveries at Closing.

(a)      At the Closing, the Company shall deliver to the Investor the following:

(i)     The Warrant, duly executed by the Company;

(ii)     a duly executed copy of the irrevocable instructions to the transfer agent for the Company instructing the transfer agent to promptly deliver to Investor duly executed and valid certificate(s) representing the Preferred Shares purchased by Investor at the Closing;

(iii)    A certificate of a senior officer of the Company on its behalf to the effect that (A) the representations and warranties of the Company set forth herein are true and correct on and as of the Closing Date, except for representations and warranties made as of a specified date, which will be true and correct as of such specified date, and (B) the Company has complied in all material respects with its obligations hereunder that are required to be complied with by it at or prior to the Closing;

(iv)    A certificate from the secretary of the Company having attached thereto true and complete copies of (A) the articles of incorporation and bylaws of the Company (B) the resolutions adopted by the Board of Directors and, (C) the Stockholder Consents required in connection with the transactions contemplated hereby; and

(v)     A copy of all items required to be obtained pursuant to Section 8 for the Closing.

(b)     At the Closing, the Investor shall pay the Purchase Price as follows:

(i)     1,500,000 in cash, which was previously paid to the Company on July 17, 2008 pursuant to the terms of the Advance Agreement was credited against the Purchase Price owing by Investor on the Closing Date and such amount is deemed to have been paid by Investor hereunder; and

(ii)     $10,000,000 by wire transfer of immediately available funds to an account specified by the Company in writing; provided, that the Company hereby directs the Investor to pay directly to CAMOFI, for the account of the Company, out of such $10,000,000, the amount indicated in the CAMOFI Satisfaction and Termination Agreement that is necessary to pay in full and extinguish the CAMOFI Debt (such amount not to exceed $10,000,000).

Section 7.  Covenants.

(a)     The Investor will, and will cause its Affiliates to, cooperate with the Company and use commercially reasonable efforts to take, or cause to be taken, all commercially reasonable actions in order to facilitate the successful consummation of the transactions contemplated hereby.  The Company will, and will cause its Affiliates to (i) cooperate with the Investor and use its best efforts to take, or cause to be taken, all actions in order to facilitate the successful consummation of the transactions contemplated hereby (including the prompt delivery to the Investor of the valid share certificate or certificates representing the Preferred Shares), and (ii) assist the Investor in any appearances and proceedings before and consents, approvals, or waivers sought from any Governmental Entity with respect to the consummation of the transactions contemplated hereby.

(b)     At any time and from time to time following the Closing Date, Investor will have the right to nominate individuals who satisfy all legal and regulatory requirements regarding service as a director of the Company, to serve as a director of the Company (the “Board Representatives”).  The number of Board Representatives to which the Investor shall be entitled shall be that number of Board Representatives such that the proportion, expressed as a percentage, that the number of the Investor’s Board Representatives bears to the number of directors comprising the entire Board of Directors is equal to the proportion, expressed as a percentage, that the aggregate number of equity securities of the Company held by the Investor and its Affiliates (on a fully-diluted basis after giving effect to the exercise, exchange or conversion of any documents or instruments held by the Investor and its Affiliates that are exercisable, exchangeable or convertible into such equity securities) that are entitled to vote in the election of the members of the Board of Directors bears to the total issued and outstanding equity securities of the Company that are entitled to vote in the election of the members of the Board of Directors (on a fully-diluted basis after giving effect to the exercise, exchange or conversion of any documents or instruments issued by the Company that are exercisable, exchangeable or convertible into such equity securities).  Following the identification of a Board Representative, the Board of Directors will promptly, and in no event later than five days following such identification, interview such Board Representative in a manner and subject to standards consistent with interviews conducted for candidates for election to the Board of Directors who have not been nominated by Investor.  Following the interview and subject to the approval of the Nominating Committee of the Board of Directors (the “Nominating Committee”) (such approval process and approval standards to be consistent with the approval process and approval standards employed by the Nominating Committee with respect to candidates who have not been nominated by

Investor; provided, the Nominating Committee shall make its determination of any Investor nominee no later than five days following the interview of such nominee by the Board of Directors) the Company will promptly, and in no event later than five days following approval by the Nominating Committee, cause such Board Representative to be elected or appointed to the Board of Directors.  Thereafter, the Company shall nominate and support the election by the Company’s stockholders of each Board Representative at each shareholder’s meeting where such Board Representative is required to stand for election to the Board of Directors.  If any Board Representative interviewed by the Board of Directors (i) is not approved by the Nominating Committee, (ii) is not elected to a subsequent term at any annual stockholders meeting or (iii) upon the death, resignation, retirement, disqualification or removal from office of any Board Representative, Investor will have the right to again nominate a replacement Board Representative pursuant to this Section 7(b).  Board Representatives will be entitled to the same compensation and same indemnification in connection with his or her role as a director as the other members of the Board of Directors, and each Board Representative will be entitled to reimbursement for documented, reasonable out-of-pocket expenses incurred in attending meetings of the Board of Directors or any committees thereof, to the same extent as the other members of the Board of Directors.  The Company will notify the Board Representatives of all regular and special meetings of the Board of Directors and will notify each Board Representative of all regular and special meetings of any committee of the Board of Directors of which such Board Representative is a member.  The Company will provide the Board Representatives with copies of all notices, minutes, consents and other materials provided to all other members of the Board of Directors concurrently as such materials are provided to the other members.  At the request of Investor, the Company will enter into a customary indemnification agreements with each Board Representative on terms satisfactory to the Investor.

(c)     Right of First Negotiation.

(i)     Subject to the terms and conditions specified in this Section 7(c), and except in connection with the Ad-Line Acquisition, in the event the Company or any of its subsidiaries considers a transaction pursuant to which it would (A) offer or sell any debt securities or any rights with respect to any debt securities of the Company or any of its subsidiaries, (B) enter into any merger, consolidation, share exchange, business combination, or similar transaction, including an acquisition of assets (including pursuant to a license), in which the Company will issue, sell, transfer or otherwise convey 30% or more of its issued and outstanding capital stock or (C) enter into any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 15% or more of its issued and outstanding capital stock or assets as part of a capital raising transaction (each, a “Material Transaction”), the Company will first notify Investor and will not proceed with any such Material Transaction unless and until it has complied with the provisions of this Section 7(c); provided, that this Section 7(c) will not apply to any permitted issuance of options (or shares of capital stock pursuant to the exercise of such options) of the Company described by Section 3.2(i) of the Certificate of Designations.

(ii)     The Company will deliver to Investor a written notice of its bona fide intention to initiate a Material Transaction (the “Notice”) stating (A) the general nature of the potential Material Transaction and (B) the expected material terms of the Material Transaction (to the extent then determined by the Company), including, but not limited to, price, conditions, terms and time period to close the Material Transaction.

(iii)     By written notification received by the Company, within ten days after Investor’s receipt of the Notice, Investor may elect to require the Company to enter into exclusive negotiations with Investor regarding the potential Material Transaction described in the Notice (the “Noticed Transaction”).  If Investor does not provide such written notice to the Company within the time period prescribed above, Investor shall have no further rights under this Section 7(c) with respect to the Noticed Transaction, and the Company shall be free to negotiate and consummate a Material Transaction of the type described in the Notice (without limitation on the terms and conditions thereof) with one or more third parties.

(iv)     If Investor validly elects to exercise its right of first negotiation with respect to the Noticed Transaction pursuant to this Section 7(c), then, for a period of up to 10 days following such election by Investor, the parties shall negotiate in good faith regarding the terms upon which they may enter into the Noticed Transaction.

(v)     If, at the end of such 10-day period, the parties have not reached mutual agreement with regard to such terms as evidenced by a fully written, executed and delivered definitive agreement with respect to the Noticed Transaction and have not agreed to extend the exclusivity period for continued negotiations, Investor shall have no further rights under this Section 7(c) with respect to the Noticed Transaction, and the Company shall be free to negotiate and consummate a Material Transaction of the type described in the Notice (without limitation on the terms and conditions thereof) with one or more third parties, subject to the other provisions of this Agreement and the Certificate of Designations.  The failure to approve or execute an agreement regarding the terms of a Material Transaction shall not constitute a breach of this Agreement by either party.

(vi)     If the Company does not enter into an agreement with a third party for a Material Transaction of the type described in a Notice within six months following the end of the applicable 10-day period described above (or any extension thereof), or if such agreement is not consummated within 180 days after the execution thereof, the right of first negotiation provided pursuant to this Section 7(c) will be deemed to be revived and applicable to such potential Material Transaction.

(vii)     The right of first negotiation set forth in this Section 7(c) may not be assigned or transferred except that such right is assignable by Investor to any Affiliate of Investor.

(viii) The provisions of this Section 7(c) will commence on the Closing Date and terminate on the 18-month anniversary of the Closing Date.

(d)     From the date of this Agreement until the Closing Date, the Company will not and will not permit any of its subsidiaries to directly or indirectly:

(i)     enter into, create, incur, assume or suffer to exist any indebtedness, other than accounts payable, or liens of any kind, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom;

(ii)     amend its articles of incorporation, bylaws or to its charter documents so as to adversely affect any rights of the Investor;

(iii)    repay, repurchase or offer to repay, repurchase or otherwise acquire any of its Common Stock or Common Stock Series A or other equity securities other than repurchases of shares of the Company’s Series B Convertible Preferred Stock, to the extent any holder thereof validly elects to exercise its right set forth in the certificate of designation therefore to require the Company to repurchase the holder’s shares of Series B Convertible Preferred Stock (which right expires October 31, 2008), up to a maximum repurchase pursuant thereto of an aggregate of 76,750 shares of Series B Convertible Preferred Stock;

(iv)    engage in any transactions with any officer, director, employee or any Affiliate of the Company, including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner, in each case in excess of $10,000 other than (A) for payment of salary or consulting fees for services rendered, (B) reimbursement for expenses incurred on behalf of the Company and (C) for other employee benefits, including stock option agreements under any stock option plan of the Company;

(v)      sell, transfer or otherwise dispose of any of its assets on terms where it is or may be leased to or re-acquired or acquired by the Company or any of its subsidiaries;

(vi)     dispose, in a single transaction, or in a series of transactions all or any part of its assets other than sales of inventory in the ordinary course of business and consistent with past practices;

(vii)     dissolve, liquidate or wind up or permit any Deemed Liquidation Event (as such term is defined in the Certificate of Designations) to occur;

(viii)     declare or pay any dividend on any of the Common Stock, Common Stock Series A or other equity securities, whether payable in cash or in shares of any Common Stock, Common Stock Series A or other equity securities of the Company other than as required by existing agreements and instruments that are filed as exhibits to the Company SEC Documents; or

(ix)        enter into any agreement, arrangement or understanding with respect to any of the foregoing.

(e)        The Company covenants and agrees that at all times following the date of this Agreement (and pending compliance with Section 7(f)), the  Common Stock and Common Stock Series A shall be pari passu in all respects, shall have identical rights, preferences, powers, privileges and restrictions, qualifications and limitations and shall vote together as a single class on all matters.  In addition, if at any time following the date of this Agreement (and pending compliance with Section 7(e)), the  Company lists and qualifies either its Common Stock or its Common Stock Series A for trading on any exchange, the Nasdaq Stock Market or any other market (including the over-the-counter market), then the Company shall also list and qualify its Common Stock Series A and its Common Stock, respectively.

(f)        The Company shall use its best efforts to eliminate, no later than its next annual meeting of shareholders, its Common Stock class of securities such that its Common Stock Series A will be the Company’s sole class of common stock, including by appropriate amendment to its articles of incorporation.  In connection with such action, each share of Common Stock that is issued and outstanding, if any, shall be converted into a share of Common Stock Series A, and any document, instrument or other right to subscribe for or purchase a share of Common Stock (including by exercise, conversion or exchange), if any, shall thereafter become a right to acquire a  share of Common Stock Series A.  If the shareholders of the Company are required by law to approve any such action but shall fail to do so, the Company will use its best efforts to effect such elimination at each subsequent shareholder meeting until approved.  Investor covenants and agrees that it will vote all shares of capital stock of the Company that Investor holds that are entitled to vote on such matter in favor of such matter.

(g)        Legends.  The Investor agrees that all certificates or other instruments representing the Preferred Shares, the Conversion Shares, the Warrant and the Warrant Shares subject to this Agreement will bear a legend substantially to the following effect:

THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO A REGISTRATION STATEMENT RELATING THERETO IN EFFECT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR SUCH LAWS.

Upon request of the Investor, upon (i) receipt by the Company of an opinion of counsel reasonably satisfactory to the Company to the effect that such legend is no longer required under the Securities Act and applicable state laws, or (ii) the Investor providing the Company with reasonable assurance that the securities can be sold, assigned or transferred pursuant to Rule 144, the Company will promptly cause the legend to be removed from any certificate for any Preferred Shares, Conversion Shares, the Warrant or Warrant Shares to be transferred by the Investor in accordance with the terms of this Agreement.

(h)     Use of Proceeds.  The Company covenants and agrees that it shall use the funds paid for the Preferred Shares and the Warrant solely for (A) working capital purposes, (B) to fully repay the CAMOFI Debt, as contemplated herein and (C) to pay accrued but unpaid dividends as of the date hereof on the Company’s Series F Convertible Preferred Stock and Series G Convertible Preferred Stock, up to an amount not to exceed $100,000.

(i)       Employee Non-Solicitation.  Each of the Company and Investor agrees that for the period of twelve (12) months immediately following the Closing Date, neither will solicit to employ, offer to hire, or enter into any contract or discussions relating to employment with any employee of the other, provided, however, that (i) general solicitations of employment for employees published in a journal, newspaper or other such publication that is posted on the internet or otherwise circulated on a broad basis, and that are not directed specifically toward one or more employees of the other and any resulting offer to hire shall not be deemed to be in violation of this Section 7(j), and (ii) it shall not be a violation of this provision for the Company or Investor to engage in discussions concerning employment or to hire an employee of the other if that employee initiated such discussions without being directly or indirectly solicited by the Company or the Investor, as applicable, in violation of this provision.

(j)        Investor Regulatory Approvals.  The Investor covenants and agrees that following the Closing, it will make the required filings and applications with the applicable gaming regulators in each applicable jurisdiction concerning the Investor Regulatory Approvals, in each case within forty-five (45) days following the Closing.

Section 8.      Conditions to Closing.

(a)       Conditions to the Company’s Obligations to Close.  The obligations of the Company to consummate the sale of the Preferred Shares and the Warrant are subject to the fulfillment, prior to or on the Closing Date, of the following conditions:

(i)     the representations and warranties of the Investor set forth herein are true and correct on and as of the Closing Date, except for representations and warranties made as of a specified date, which will be true and correct as of such specified date;

(ii)    the Investor has complied in all material respects with its obligations hereunder that are required to be complied with by it at or prior to the Closing;

(iii)    No judgment, injunction, decree or other legal restraint shall prohibit the consummation of the transactions contemplated by this Agreement;

(iv)   The Company shall have received the Stockholder Consents;

(v)    The Company, CAMOFI and the other parties thereto shall have duly executed and delivered the CAMOFI Satisfaction and Termination Agreement;

(vi)   The Company shall have obtained all material Regulatory Approvals applicable to it and the Investor shall have obtained all material Regulatory Approvals applicable to it; and

(vii)  The Company shall have received the items to be delivered to the Company pursuant to Section 6.

(b)       Conditions to the Investor’s Obligations to Close.  The obligations of the Investor to consummate the purchase of the Preferred Shares and the Warrant are subject to the fulfillment, prior to or on the Closing Date, of the following conditions:

(i)      the representations and warranties of the Company set forth herein are true and correct on and as of the Closing Date, except for representations and warranties made as of a specified date, which will be true and correct as of such specified date;

(ii)     the Company has complied in all material respects with its obligations hereunder that are required to be complied with by it at or prior to the Closing;

(iii)    No judgment, injunction, decree or other legal restraint shall prohibit the consummation of the transactions contemplated by this Agreement;

(iv)   The Company shall have received the Stockholder Consents;

(v)    The Company shall have filed the Certificate of Designation with the Secretary of State of the State of Nevada, and such Certificate of Designation shall be in full force and effect;

(vi)   The Company shall have eliminated all series of preferred stock for which there are no shares currently outstanding by terminating, withdrawing or otherwise eliminating the certificates of designation relating thereto and by complying with all other requirements of applicable state law;

(vii)   The Company shall have obtained all material Regulatory Approvals applicable to it and the Investor shall have obtained all material Regulatory Approvals applicable to it;

(viii)  The Company, CAMOFI and the other parties thereto shall have duly executed and delivered the CAMOFI Satisfaction and Termination Agreement (and, without limiting the terms thereof, effective as of Closing, the CAMOFI Debt shall be paid in full as contemplated herein);

(ix)    The Investor shall have completed its due diligence investigation of the Company, and the results of such investigation shall be satisfactory to the Investor in its sole discretion;

(x)     The Company shall have delivered to Investor the License and Support Agreement, the Retrofit License, and the IP Access Agreement, in each case duly executed by the Company;

(xi)    The Investor shall have received the items to be delivered to the Investor pursuant to Section 6; and

(xii)   The Investor shall have received a legal opinion from counsel to the Company in form and substance reasonably acceptable to the Investor.

Section 9.      Termination; Effect of Termination.

(a)   Termination.  This Agreement may be terminated prior to Closing:

(i)     at any time by mutual written consent of the Company and the Investor;

(ii)    by either the Company or the Investor by written notice to the other if a condition to the obligations of the terminating party hereunder with respect to the Closing has not been satisfied or waived by October 29, 2008; provided, however, that this provision shall not be available to the terminating party if the terminating party is at that time in breach of any term of this Agreement;

(iii)   by either the Company or the Investor on written notice to the other if there has been a breach by such other party of any term of this Agreement which has prevented the satisfaction of any condition to the obligations of the non-breaching party with respect to the Closing and (A) such breach has not been waived by the non-breaching party and (B) such breach is not capable of being cured or, if capable of being cured, shall not have been cured prior to the earlier of (1) ten (10) days after written notice of such breach from the breaching party to the non-breaching party and (2) October 29, 2008; provided, however, that this provision shall not be available to a party who is at that time itself in breach of this Agreement; and

(iv)   by either the Company or the Investor on written notice to the other if any court of competent jurisdiction issues an order that is final and nonappealable preventing, permanently restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated by this Agreement; provided, however, that the right to terminate this Agreement under this section shall not be available to any party requesting or supporting such order.

(b)   Effect of Termination.

(i)    In the event of termination of this Agreement as provided in Section 9(a), this Agreement shall immediately become void and there shall be no liability or obligation on the part of the Company, the Investor or their respective officers, directors, stockholders or Affiliates, except as set forth in Section 9(b)(ii) and except that each party hereto shall remain liable to the other for any breach of this Agreement occurring prior to such termination and the rights and remedies of the non-breaching party shall not be affected by such termination.

(ii)      Notwithstanding any other term of this Agreement, if the Closing has not occurred by October 29, 2008 for any reason whatsoever, or if this Agreement is terminated by either party prior to October 29, 2008 for any reason pursuant to Section 9(a), then the Company shall repay the sum advanced by Investor to the Company pursuant to the Advance Agreement by paying to Investor a total of $1,525,000 in cash by wire transfer of immediately available funds no later than 11:59 p.m. on October 29, 2008 (the “Repayment”).  If the Company does not pay such sum to Investor by the deadline set forth in the previous sentence, then, in lieu of paying such sum to Investor, (A) effective October 30, 2008, the Company shall be deemed to have issued to Investor, 750,000 shares of Common Stock, such shares to be duly authorized, validly issued, fully paid and non-assessable (with a certificate or certificate representing such shares to be delivered to Investor promptly, but in no event later than three (3) business following October 30, 2008), and (B) effective October 30, 2008 and continuing thereafter, Investor shall have, automatically and without need of any further action on the part of the Company or the Investor, a first right of refusal to take an exclusive license on the same terms and conditions as any other offeree from the Company to any and all patents owned or controlled by the Company which have one or more claims covering the Company’s PlayerVision-related hardware and firmware (“PVT”) based on the Company’s currently existing technology and patent pool.  During the period from the date this Agreement until the earlier of either the Closing or the Repayment, the Company covenants that it will not grant any license or take any other action that would alter, limit, diminish, preclude or interfere in any manner the first right of refusal described in this Section 9(b)(ii).  The parties intend that the provisions of this Section 9(b)(ii) will survive any termination of this Agreement (for any reason whatsoever) prior to Closing.

Section 10.    Additional Covenants.

(a)    Reservation for Issuance.

(i) The Company will at all times reserve and keep available, out of its authorized but unissued Common Stock and/or Common Stock Series A, solely for the purpose of effecting the conversion of the Preferred Shares and the exercise of the Warrant, the full number of Conversion Shares and Warrant Shares, respectively.

(ii)     Notwithstanding the foregoing, the Investor agrees that prior to the elimination by the Company of its Common Stock class of securities as contemplated in Section 7(f), if the Investor seeks to convert any Preferred Shares or seeks to exercise any portion of the Warrant, the Investor will receive shares of Common Stock Series A upon such conversion or exercise, respectively, if the Company has authorized a sufficient number of shares of Common Stock Series A for issuance upon such conversion or exercise; provided, that if at the time of such conversion or exercise the Company does not have a sufficient number of authorized shares of Common Stock Series A, then the Investor will receive upon such conversion or exercise shares of Common Stock.  (For the avoidance of doubt, once the Company has eliminated  its Common Stock class of securities as contemplated in Section 7(f),  the Company will at all times reserve and keep available, out of its authorized but unissued Common Stock Series A, solely for the purpose of effecting the conversion of the Preferred Shares and the exercise of the Warrant, the full number of Conversion Shares and Warrant Shares, respectively.)

(b)       Reports Under the Exchange Act.  With a view to making available to the Investor the benefits of Rule 144, the Company agrees to (i) make and keep public information available, as those terms are understood and defined in Rule 144, (ii) file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act so long as the Company remains subject to such requirements and the filing of such reports and other documents is required for the applicable provisions of Rule 144; and (iii) furnish to the Investor so long as the Investor owns Registrable Securities, promptly upon request (A) a written statement by the Company, if true, that it has complied with the reporting requirements of Rule 144, the Securities Act and the Exchange Act, (B) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (C) such other information as may be reasonably requested to permit the Investor to sell such securities pursuant to Rule 144 without registration.

(c)       Issuance of Capital Stock.  For so long as Investor and the Affiliates of Investor continue to hold (or have the right to acquire upon exercise, conversion or exchange), in the aggregate, the Minimum Investment, then the Company shall not, except with the prior written consent of Investor, which may be withheld in its sole discretion, sell, convey or otherwise issue, directly or indirectly, any shares of capital stock, any rights to acquire capital stock of the Company, or any documents or instruments convertible, exercisable or exchangeable for any shares of capital stock of the Company (regardless of whether such rights are then exercisable or whether such documents or instruments may be then convertible, exercisable or exchangeble for any such capital stock) to a Competitor or an Affiliate of a Competitor.

Section 11. Shareholder Rights Plan.

(a)       No claim will be made or enforced by the Company or, to the knowledge of the Company, or any other Person that Investor is an “acquiring person” under any shareholder right plan or similar plan or arrangement in effect or hereafter adopted by the Company, or that Investor could be deemed to trigger the provisions of any such plan or arrangement, by virtue of receiving Convertible Preferred Stock or the Warrant under this Agreement or under any other agreement between the Company and the Investor.  The Company shall conduct its business in a manner so that it will not become subject to the Investment Company Act.

(b)      The Company and its Board of Directors, and, if applicable, the security holders of the Company have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Articles of Incorporation or the laws of Nevada that is or could become applicable to Investor or its Affiliates as a result of the transactions contemplated by this Agreement, including, without limitation, the Company’s issuance of Convertible Preferred Stock and the Investor’s ownership of Convertible Preferred Stock, the issuance of the Warrant and the Investor’s ownership of the Warrant and the right of first negotiation set forth in Section 7(c).

Section 12.    Registration Rights.

(a)      Incidental Registration Rights.  If the Company at any time seeks to register under the Securities Act for sale to the public in an underwritten offering any of its equity securities (other than a registration on Form S-4 or Form S-8, or any successor or other forms promulgated for similar purposes) and if the form of registration statement proposed to be used may be used for the registration of Registrable Securities, on each such occasion it will promptly furnish the Investor with prior written notice thereof.  At the written request of the Investor, given within ten days after the receipt of such notice, to register any of the Investor’s Registrable Securities, the Company will cause such Registrable Securities, for which registration will have been requested, to be included in such registration statement in an amount so as to permit the sale or other disposition by the Investor as part of such underwritten public offering of such Registrable Securities as are registered, provided, that if the managing underwriter advises the Company in writing that, in its opinion, the number of securities requested and otherwise proposed to be included in such offering exceeds the number that can be sold without adversely affecting the marketability of the offering, the Company will include in such registration to the extent of the number which the Company is so advised can be sold in such offering, first, the securities the Company proposes to sell in such registration and second, the Registrable Securities of the Investor that the Investor has requested to be included in such registration, which, in the opinion of such managing underwriter, can be sold without having the adverse effect referred to above.  If the registration is an underwritten offering and the managing underwriter advises the Company in writing that in its opinion the number of Registrable Securities and, if permitted hereunder, other securities requested to be included in such offering exceeds the number of Registrable Securities and other securities, if any, which can be sold in an orderly manner in such offering within a price range acceptable to the holders of Registrable Securities initially requesting such registration, without adversely affecting the marketability of the offering, the Company will include in such registration prior to the inclusion of any securities that are not Registrable Securities, the number of Registrable Securities requested to be included by the holders of Registrable Securities pro rata among the respective holders thereof on the basis of the number of Registrable Securities owned by each such holder.

(b)      Expenses.  All expenses incurred by the Company in complying with this Section 12, including all registration and filing fees, printing expenses, fees and disbursements of counsel and independent public accountants for the Company, listing or quotation fees, and fees of transfer agents and registrars, will be borne in full by the Company.  The Investor will be responsible for all underwriting commissions, transfer taxes, discounts and fees with respect to Registrable Securities and the fees and expenses of accountants and legal counsel for the Investor.

(c)       Listing.  The Company will cause all Registrable Securities registered as provided in this Section 12 to be listed on each securities exchange on which similar securities issued by the Company are then listed or, if no similar securities issued by the Company are then listed on any securities exchange, use its reasonable best efforts to cause all such Registrable Securities to be listed on the AMEX, the NYSE or the NASDAQ stock market, as determined by the Company.

(d)       Indemnification.  The Company will enter into customary and reasonable indemnification and contribution agreements with any underwriter and the Investor in the event of an underwritten offering.

Section 13.    Notices.  All notices, communications and deliveries required or permitted by this Agreement will be made in writing signed by the party making the same, will specify the Section of this Agreement pursuant to which it is given or being made and will be deemed given or made (a) on the date delivered if delivered by telecopy or in person, (b) on the third Business Day after it is mailed if mailed by registered or certified mail (return receipt requested) (with postage and other fees prepaid) or (c) on the day after it is delivered, prepaid, to an overnight express delivery service that confirms to the sender delivery on such day, as follows:

  (i)      if to the Company, at:

Las Vegas Gaming, Inc.
4000 West Ali Baba Lane, Suite D
Las Vegas, Nevada 89118
Attention:   Bruce Shepard

  (ii)     if to the Investor, at:

IGT
9295 Prototype Drive
Reno, Nevada 89521
Attention:  Richard Pennington
J. Kenneth Creighton

with a copy (which will not constitute notice) to:

Fulbright & Jaworski L.L.P.
2200 Ross Avenue
Dallas, Texas  75201
Attention:  Glen Hettinger

or to such other representative or at such other address of a party as such party hereto may furnish to the other parties in writing in accordance with this Section 13.  If notice is given pursuant to this Section 13 of any assignment to a permitted successor or assign of a party hereto, the notice will be given as set forth above to such successor or permitted assign of such party.

Section 14.    Assignment.  This Agreement will be binding upon, and will inure to the benefit of and be enforceable by, the parties hereto and their respective successors and assigns.

Section 15.    Entire Agreement.  This Agreement and the Mutual Confidential Disclosure Agreement between the Company and International Game Technology dated as of May 20, 2008 (the “NDA”) embody the entire agreement and understanding between the parties hereto in respect of the subject matter contained herein.  Except for the NDA, this Agreement supersedes all prior written and prior or contemporaneous oral agreements and understandings between the parties, including without limitation, the Advance Agreement, with respect to the subject matter of this Agreement.

Section 16.    Governing Law; Jurisdiction.  THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEVADA WITHOUT REFERENCE TO PRINCIPLES OF CONFLICTS OF LAW THAT WOULD RESULT IN THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.  ANY LEGAL ACTION OR PROCEEDING BY OR AGAINST ANY PARTY HERETO OR WITH RESPECT TO OR ARISING OUT OF THIS AGREEMENT MAY BE BROUGHT IN OR REMOVED TO THE COURTS OF THE STATE OF NEVADA.  BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PARTY ACCEPTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS (AND COURTS OF APPEALS THEREFROM) FOR LEGAL PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT.

Section 17.    Severability. If any provision of this Agreement or the application thereof to any Person or circumstances is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof, or the application of such provision to Persons or circumstances other than those as to which it has been held invalid or unenforceable, will remain in full force and effect and will in no way be affected, impaired or invalidated thereby, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party.  Upon such determination, the parties will negotiate in good faith in an effort to agree upon a suitable and equitable substitute provision to effect the original intent of the parties.

Section 18.    Expenses.  Except as set forth herein, each of the Company and the Investor will pay its respective fees and expenses related to the transactions contemplated by this Agreement.

Section 19.    Miscellaneous.

(a)      Construction.

(i)      the word “or” will not be exclusive;

(ii)     inclusion of items in a list will not be deemed to exclude other terms of similar import;

(iii)    all parties will be considered to have drafted this Agreement together, with the benefit of counsel, and no provision will be strictly construed against any Person by reason of having drafted such provision;

(iv)    the word “include” and its correlatives means to include without limitation;

(v)     terms that imply gender will include all genders;

(vi)    defined terms will have their meanings in the plural and singular case;

(vii)   references to Sections, Articles, Annexes, Schedules and Exhibits are to the Sections, Articles, Annexes, Schedules and Exhibits to this Agreement;

(viii)  financial terms that are not otherwise defined have the meanings ascribed to them under GAAP as of the date of this Agreement;

(ix)     the use of “will” as an auxiliary will not be deemed to be a mere prediction of future occurrences; and

(x)      the headings in this Agreement are for purposes of reference only and will not limit or otherwise affect the meaning of this Agreement.

(b)       Counterparts.  This Agreement may be executed in any number of counterparts, each of which will be deemed to be an original, but all of which, when taken together, will constitute one and the same instrument.

[Signature page follows.]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the date first above written.

LAS VEGAS GAMING, INC.

By: /s/ Jon D. Berkley

Name: Jon D. Berkley

Title: President & CEO

IGT

By: /s/ Rich Pennington

Name: Rich Pennington

Title: EVP Corp Strategy

Exhibit A

Certificate of Designations

4,693,878 shares of the authorized and unissued Preferred Stock of the Corporation are hereby designated “Series I Preferred Stock” with the following rights, preferences, powers, privileges and restrictions, qualifications and limitations.

1.       Dividends.

From and after the date of the issuance of any shares of Series I Preferred Stock, the holders of record on each Mandatory Dividend Record Date of each share of Series I Preferred Stock will be entitled to receive, and the Board of Directors of the Corporation must declare (subject only to the legal availability of funds for payment thereof) cash dividends in an amount equal to the Dividend Rate times the Series I Original Issue Price (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series I Preferred Stock) (the “Mandatory Dividends”).  “Dividend Rate” will mean a rate equal to 6.5% annually (computed on the basis of a 360-day year accruing from July 16, 2008; provided that such rate will increase to 18.0% annually in the event that any Mandatory Dividend is not paid in cash within ten days after any Mandatory Dividend Record Date.  “Mandatory Dividend Record Date” means each January 1 of each year beginning with January 1, 2010 so long as any Series I Preferred Stock is outstanding.  The “Series I Original Issue Price” will mean $2.45 per share, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series I Preferred Stock.  “Base Amount” means, as of any date, an amount equal to the sum of the Series I Original Issue Price plus the amount of all Mandatory Dividends with respect to a share of Series I Preferred Stock that have accrued but not been paid in cash.  Mandatory Dividends will accrue from day to day, whether or not declared, and will be cumulative.  The Corporation will not declare, pay or set aside any dividends on, or redeem or repurchase in any manner (including, without limitation, pursuant to redemption, repurchase or put rights, or an election to receive consideration in lieu of conversion), shares of any other class or series of capital stock of the Corporation, including, without limitation, on any Junior Securities (other than dividends on shares of the Company’s Common Stock, par value $.001 per share, or the Company’s Common Stock Series A, par value $.001 per share (such Common Stock and Common Stock Series A collectively referred to hereinafter as “Common Stock”) payable in shares of Common Stock), unless (in addition to the obtaining of any consents required elsewhere in the Articles of Incorporation) the holders of the Series I Preferred Stock then outstanding first receive, or simultaneously receive, a dividend on each outstanding share of Series I Preferred Stock in an amount at least equal to the amount of the aggregate Mandatory Dividends then accrued on such share of Series I Preferred Stock and not previously paid; provided, that the Corporation shall be allowed to pay the accrued but unpaid dividends as of the date of first issuance of Series I Preferred Stock on the Corporation’s Series F Convertible Preferred Stock and Series G Convertible Preferred Stock, up to an amount not to exceed $100,000, and effect the Series B Repurchase (as defined in Section 3.2(e)).   “Junior Securities’” means all classes or series of the Corporation’s common stock, the Corporation’s Series A Convertible Preferred Stock, the Corporation’s Series B Convertible Preferred Stock, the Corporation’s Series C Convertible Preferred Stock, the Corporation’s Series D Convertible Preferred Stock,

the Corporation’s Series E Convertible Preferred Stock, the Corporation’s Series F Convertible Preferred Stock (except to the extent otherwise provided in Sections 2.1), the Corporation’s Series G Convertible Preferred Stock, the Corporation’s Series H Convertible Preferred Stock, and any future capital stock of the Corporation the terms of which, subject to compliance with the rights, privileges and preferences of the Series I Preferred Stock, do not specifically provide that they are senior to or on parity with the Series I Preferred Stock.  Any capital stock of the Corporation that purports to be senior to any of the rights, preferences, powers, privileges and restrictions, qualifications and limitations of the Series I Preferred Stock and that were not approved by the holders of the Series I Preferred Stock in accordance with Section 3.2 hereof shall be deemed to be Junior Securities.

2.     Liquidation, Dissolution or Winding Up; Certain Mergers, Consolidations and Asset Sales.

2.1     Preferential Payments to Holders of Series I Preferred Stock.  In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of shares of Series I Preferred Stock then outstanding will be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders before any payment will be made to the holders of Common Stock or any other Junior Securities by reason of their ownership thereof, an amount per share equal to the Base Amount; provided, that the holders of the Corporation’s Series F Convertible Preferred Stock shall be entitled to be paid out of the Jackpot Security Account, to the extent funds are available in such account, an amount equal to $5.00 per share of Series F Convertible Preferred Stock, plus any accrued but unpaid dividends, up to an aggregate payment to the holders of such Series F Convertible Preferred Stock of $1,000,000 out of such account, before any payment out of such account is made to the holders of the shares of Series I Preferred Stock pursuant to this Section 2.1 (the “Series F Jackpot Account Preference”).  If upon any such liquidation, dissolution or winding up of the Corporation, the assets of the Corporation available for distribution to its stockholders are insufficient to pay the holders of shares of Series I Preferred Stock the full amount to which they are entitled under this Section 2.1, the holders of shares of Series I Preferred Stock will share ratably in any distribution of the assets available for distribution in proportion to the respective amounts that would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.  The aggregate amount which a holder of a share of Series I Preferred Stock is entitled to receive under this Section 2.1 is referred to as the “Series I Liquidation Amount.” “Jackpot Security Account” means the Corporation’s separate bank account in which $1,000,000 is reserved solely to satisfy the Corporation’s jackpot security requirements related to the Gambler’s Bonus Million Dollar Ticket game operated by the Corporation in Nevada.

2.2      Distribution of Remaining Assets.  In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, after the payment of all preferential amounts required to be paid to the holders of shares of Series I Preferred Stock as provided in Section 2.1, the remaining assets of the Corporation available for distribution to its stockholders will be distributed among the holders of Junior Securities, in accordance with their respective terms (subject to the Series F Jackpot Account Preference, if any, if not already distributed as provided in Section 2.1).  After the payment of all preferential amounts required to be paid to the holders of shares of Series I Preferred Stock as provided in Section 2.1, the holders of shares of Series I Preferred Stock shall not participate in the distribution of the remaining assets pursuant to this Section 2.2.

2.3       Deemed Liquidation Events.

2.3.1     Definition.  Each of the following events will be considered a “Deemed Liquidation Event” unless the holders of at least a majority of the outstanding shares of Series I Preferred Stock elects otherwise by written notice sent to the Corporation at least ten days prior to the effective date of any such event:

(a)      a merger or consolidation in which

(i)       the Corporation is a constituent party or

(ii)      a subsidiary of the Corporation is a constituent party and the Corporation issues shares of its capital stock pursuant to such merger or consolidation,

except any such merger or consolidation involving the Corporation or a subsidiary in which the shares of capital stock of the Corporation outstanding immediately prior to such merger or consolidation continue to represent, or are converted into or exchanged for shares of capital stock that represent, immediately following such merger or consolidation, at least a majority, by voting power, of the capital stock or other equity interests of (1) the surviving or resulting corporation or entity or (2) if the surviving or resulting corporation or entity is a wholly owned subsidiary of another corporation or entity immediately following such merger or consolidation, the parent corporation or entity of such surviving or resulting corporation or entity (provided that, for the purpose of this Section 2.3.1, all shares of Common Stock issuable upon exercise of Options (as defined in Section 4.4.1) outstanding immediately prior to such merger or consolidation or upon conversion of Convertible Securities (as defined in Section 4.4.1) outstanding immediately prior to such merger or consolidation will be deemed to be outstanding immediately prior to such merger or consolidation and, if applicable, converted or exchanged in such merger or consolidation on the same terms as the actual outstanding shares of Common Stock are converted or exchanged);

(b)     the sale, lease, transfer, exclusive license or other disposition, in a single transaction or series of related transactions, by the Corporation or any subsidiary of the Corporation of all or a majority of the assets or revenue or earnings generating capacity of the Corporation and its subsidiaries taken as a whole (including, without limitation, any of its patents), or the sale or disposition (whether by merger or otherwise) of one or more subsidiaries of the Corporation if a majority of the assets or revenue or earnings generating capacity of the Corporation and its subsidiaries taken as a whole are held by such subsidiary or subsidiaries, except where such sale, lease, transfer, exclusive license or other disposition is to a wholly owned subsidiary of the Corporation; or

(c)      any person, entity or “group” within the meaning of §13(d)(3) of the Securities Exchange Act of 1934, as amended, and the rules thereof (the “Exchange Act”); individuals who, as of July 16, 2008, constitute the Board of Directors of the Corporation (the “Continuing Directors”) cease for any reason to constitute at least a majority of such Board; provided, however, that any individual becoming a director after July 16, 2008 whose election or nomination for election by the Corporation’s shareholders, was approved by a vote of at least a majority of the Continuing Directors will be deemed to be a Continuing Director, but excluding for this purpose any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act or other actual or threatened solicitation of proxies or consents by or on behalf of a person, entity or group other than the Board); or there occurs any other event of circumstance that would require reporting under Item 5.01 of Form 8-K under the Exchange Act (or any successor item).

2.3.2   Effecting a Deemed Liquidation Event.

(a)    The Corporation will not have the power to effect a Deemed Liquidation Event referred to in Section 2.3.1(a)(i) unless the agreement or plan of merger or consolidation for such transaction (the “Merger Agreement”) provides that the consideration payable to the stockholders of the Corporation will be allocated among the holders of capital stock of the Corporation in accordance with Sections 2.1 and 2.2.  In the event of a Deemed Liquidation Event referred to in Section 2.3.1(a)(ii), 2.3.1(b) or 2.3.1(c), if the Corporation does not effect a dissolution of the Corporation under the Nevada Revised Statutes within 90 days after such Deemed Liquidation Event, then (i) the Corporation will send a written notice to each holder of Series I Preferred Stock no later than the 90th day after the Deemed Liquidation Event advising such holders of their right (and the requirements to be met to secure such right) pursuant to the terms of the following clause (ii) to require the redemption of such shares of Series I Preferred Stock, and (ii) if the holders of at least a majority of the then outstanding shares of Series I Preferred Stock so request in a written instrument delivered to the Corporation not later than 120 days after such Deemed Liquidation Event, the Corporation will use the consideration received by the Corporation, if any, for such Deemed

Liquidation Event (net of any retained liabilities associated with the assets sold or technology licensed, as determined in good faith by the Board of Directors of the Corporation), together with any other assets of the Corporation available for distribution to its stockholders (the “Available Proceeds”), to the extent legally available therefor, on the 150th day after such Deemed Liquidation Event, to redeem all outstanding shares of Series I Preferred Stock at a price per share equal to the Series I Liquidation Amount (referred to in this Section 2.4 as the “Redemption Price”).  Notwithstanding the foregoing, in the event of a redemption pursuant to the preceding sentence, if the Available Proceeds are not sufficient to redeem all outstanding shares of Series I Preferred Stock, the Corporation will redeem a pro rata portion of each holder’s shares of Series I Preferred Stock to the fullest extent of such Available Proceeds, based on the respective amounts that would otherwise be payable in respect of the shares to be redeemed if the Available Proceeds were sufficient to redeem all such shares, and will redeem the remaining shares to have been redeemed as soon as practicable after the Corporation has funds legally available therefor.  The Corporation will send written notice of the mandatory redemption (the “Redemption Notice”) to each holder of record of Series I Preferred Stock not less than 40 days prior to each Deemed Liquidation Event.  Each Redemption Notice will state:

(i)     the number of shares of Series I Preferred Stock held by the holder that the Corporation will redeem on the date of the Deemed Liquidation Event specified in the Redemption Notice;

(ii)     the date of the Deemed Liquidation Event and the Redemption Price;

(iii)     the date upon which the holder’s right to convert such shares terminates (as determined in accordance with Section 4.1); and

(iv)     that the holder is to surrender to the Corporation, in the manner and at the place designated, his, her or its certificate or certificates representing the shares of Series I Preferred Stock to be redeemed.

2.3.3     Opt Out; Tender of Certificates.  If the Corporation receives, on or prior to the 20th day after the date of delivery of the Redemption Notice to a holder of Series I Preferred Stock, written notice from such holder that such holder elects to be excluded from the redemption provided in this Section 2.3, then the shares of Series I Preferred Stock registered on the books of the Corporation in the name of such holder at the time of the Corporation’s receipt of such notice will thereafter be “Excluded Shares.”  Excluded Shares will not be redeemed or redeemable pursuant to this Section 2.3, whether in such Deemed Liquidation Event or thereafter.  On or before the date of the Deemed Liquidation Event, each holder of shares of Series I Preferred Stock to be redeemed on such date, unless such holder has exercised his, her or its right to convert such shares as provided in Section 4, must surrender the certificate or certificates representing such shares (or, if such registered holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate) to the Corporation, in the manner and at the place designated in the Redemption Notice, and thereupon the Redemption Price for such shares will be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof.  In the event less than all of the shares of Series I Preferred Stock represented by a certificate are redeemed, a new certificate representing the unredeemed shares of Series I Preferred Stock will promptly be issued to such holder.  If the Redemption Notice has been duly given, and if on the date of the Deemed Liquidation Event the Redemption Price payable upon redemption of the shares of Series I Preferred Stock to be redeemed in such Deemed Liquidation Event is paid or tendered for payment or deposited with an independent payment agent so as to be available therefor in a timely manner, then notwithstanding that the certificates evidencing any of the shares of Series I Preferred Stock so called for redemption have not been surrendered, dividends with respect to such shares of Series I Preferred Stock will cease to accrue after date of the Deemed Liquidation Event and all rights with respect to such shares will forthwith after the date of the Deemed Liquidation Event terminate, except only the right of the holders to receive the Redemption Price without interest upon surrender of their certificate or certificates therefor.

Prior to the distribution or redemption provided for in this Section 2.3, the Corporation will not expend or dissipate the consideration received for such Deemed Liquidation Event, except to discharge expenses incurred in connection with such Deemed Liquidation Event.

2.3.4        Amount Deemed Paid or Distributed.  If the amount deemed paid or distributed under this Section 2.3 is made in property other than in cash, the value of such distribution will be the fair market value of such property, determined as follows:

(a)    For securities not subject to investment letters or other similar restrictions on free marketability,

(i)     if traded on a securities exchange or the NASDAQ Stock Market, the value will be deemed to be the average of the closing prices of the securities on such exchange or market over the 30-period ending three days prior to the closing of such transaction;

(ii)     if actively traded over-the-counter, the value will be deemed to be the average of the closing bid prices over the 30-day period ending three days prior to the closing of such transaction; or

(iii)    if there is no active public market, the value will be the fair market value thereof, as determined in good faith by the Board of Directors of the Corporation.

(b)   The method of valuation of securities subject to investment letters or other similar restrictions on free marketability (other than restrictions arising solely by virtue of a stockholder’s status as an affiliate or former affiliate) will take into account an appropriate discount (as determined in good faith by the Board of Directors of the Corporation) from the market value as determined pursuant to clause (a) above so as to reflect the approximate fair market value thereof.

2.3.5    Allocation of Escrow.  In the event of a Deemed Liquidation Event pursuant to Section 2.3.1(a)(i), if any portion of the consideration payable to the stockholders of the Corporation is placed into escrow or is payable to the stockholders of the Corporation subject to contingencies, the Merger Agreement will provide that (a) the portion of such consideration that is not placed in escrow and not subject to any contingencies (the “Initial Consideration”) will be allocated among the holders of capital stock of the Corporation in accordance with Sections 2.1 and 2.2 as if the Initial Consideration were the only consideration payable in connection with such Deemed Liquidation Event and (b) any additional consideration that becomes payable to the stockholders of the Corporation upon release from escrow or satisfaction of contingencies will be allocated among the holders of capital stock of the Corporation in accordance with Sections 2.1 and 2.2 after taking into account the previous payment of the Initial Consideration as part of the same transaction.

3.        Voting.

3.1      General.  On any matter presented to the stockholders of the Corporation for their action or consideration at any meeting of stockholders of the Corporation (or by written consent of stockholders in lieu of meeting), each holder of outstanding shares of Series I Preferred Stock will be entitled to cast the number of votes equal to the number of whole shares of Common Stock into which the shares of Series I Preferred Stock held by such holder are convertible as of the record date for determining stockholders entitled to vote on such matter.  Except as provided by law or by the other provisions of the Articles of Incorporation or Certificate or Designation, holders of Series I Preferred Stock will vote together with the holders of Common Stock as a single class.

3.2      Series I Preferred Stock Protective Provisions.  At any time when any shares of Series I Preferred Stock are outstanding, the Corporation will not, either directly or indirectly by amendment, merger, consolidation or otherwise, do any of the following without (in addition to any other vote required by law or the Articles of Incorporation) the written consent or affirmative vote of the holders of at least a majority of the then outstanding shares of Series I Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class:

(a)    liquidate, dissolve or wind-up the business and affairs of the Corporation, effect any Deemed Liquidation Event, or consent to any of the foregoing;

(b)    amend, alter or repeal any provision of the Articles of Incorporation or Bylaws of the Corporation;

(c)     create, or authorize the creation of, or issue or obligate itself to issue shares of, any class or series of capital stock (whether now existing or any additional class or series of capital stock) unless the same ranks junior to the Series I Preferred Stock with respect to the distribution of assets on the liquidation, dissolution or winding up of the Corporation, the payment of dividends and rights of redemption, or increase the authorized number of shares of Series I Preferred Stock or increase the authorized number of shares of any class or series of capital stock (whether now existing or any additional class or series of capital stock) unless the same ranks junior to the Series I Preferred Stock with respect to the distribution of assets on the liquidation, dissolution or winding up of the Corporation, the payment of dividends and rights of redemption;

(d) (i)    reclassify, alter or amend any existing security of the Corporation that is pari passu with the Series I Preferred Stock in respect of the distribution of assets on the liquidation, dissolution or winding up of the Corporation, the payment of dividends or rights of redemption, if such reclassification, alteration or amendment would render such other security senior to the Series I Preferred Stock in respect of any such right, preference or privilege, or (ii) reclassify, alter or amend any existing security of the Corporation that is junior to the Series I Preferred Stock in respect of the distribution of assets on the liquidation, dissolution or winding up of the Corporation, the payment of dividends or rights of redemption, if such reclassification, alteration or amendment would render such other security senior to or pari passu with the Series I Preferred Stock in respect of any such right, preference or privilege;

(e)    purchase or redeem (or permit any subsidiary to purchase or redeem) or pay or declare any dividend or make any distribution on, any shares of capital stock of the Corporation other than (i) redemptions of or dividends or distributions on the Series I Preferred Stock as expressly authorized herein, (ii) dividends or other distributions payable on the Common Stock solely in the form of additional shares of Common Stock, (iii) repurchases of stock from former employees, officers, directors, consultants or other persons who performed services for the Corporation or any subsidiary in connection with the cessation of such employment or service at the lower of the original purchase price or the then-current fair market value thereof, (iv) repurchases of shares of the Corporation’s Series B Convertible Preferred Stock, to the extent any holder thereof validly elects to exercise its right set forth in the certificate of designation therefore to require the Corporation to repurchase the holder’s shares of Series B Convertible Preferred Stock (which right expires October 31, 2008), up to a maximum repurchase pursuant thereto of an aggregate of 76,750 shares of Series B Convertible Preferred Stock (the “Series B Repurchase”), and (v) accrued but unpaid dividends as of the date of first issuance of Series I Preferred Stock on the Company’s Series F Convertible Preferred Stock and Series G Convertible Preferred Stock, up to an amount not to exceed $100,000;

(f)    incur (or agree to incur) indebtedness for borrowed money (including, without limitation, pursuant to capital leases) or create, or authorize the creation of, or issue, or authorize the issuance of any debt security, or permit any subsidiary to take any such action with respect to any debt security; provided, that the Corporation shall be permitted to incur indebtedness for borrowed money in order to lease or purchase materials that are used to produce and that become a part or component of the Corporation’s products (such permitted indebtedness not to exceed $5,000,000 in the aggregate);

(g)    create, or hold capital stock in, any subsidiary that is not wholly owned (either directly or through one or more other subsidiaries) by the Corporation, or sell, transfer or otherwise dispose of any capital stock of any direct or indirect subsidiary of the Corporation, or permit any direct or indirect subsidiary to sell, lease, transfer, exclusively license or otherwise dispose (in a single transaction or series of related transactions) of all or substantially all of the assets of such subsidiary;

(h)   engage in, or directly or indirectly enter into an agreement to engage in, any acquisition of any assets or a business in which any shares of any class or series of capital stock of the Corporation are issued, sold or otherwise conveyed as part of the consideration paid in such acquisition; provided, the Corporation shall be permitted to issue up to 750,000 shares of its Common Stock as consideration for the repurchase and termination of all of its intellectual property licenses previously granted to Ad-Line; or

(i)     issue or grant, or agree to issue or grant, options to employees or directors of the Corporation or any other person or entity; provided, that during the eighteen (18) month period following the date of issuance of the first share of Series I Preferred Stock (the “Initial Issuance Date”), the Corporation shall be permitted (a) to issue Options for the purchase of an aggregate of 1,000,000 shares of Common Stock to employees or directors of the Corporation or, (b) if the Corporation cancels or otherwise terminates all out-of-the money options existing on the Initial Issuance Date, to issue Options for the purchase of an aggregate of 1,500,000 shares of Common Stock to employees or directors of the Corporation; and, provided further, that following such eighteen (18) month period, the Corporation shall be permitted to issue to employees or directors of the Corporation, on an annual basis, Options for the purchase of shares of Common Stock in an aggregate amount up to the lesser of (i) 3% of the number of shares of Common Stock outstanding on a fully-diluted basis and (ii) 1,000,000 shares.

4.         Optional Conversion.

The holders of the Series I Preferred Stock will have conversion rights as follows (the “Conversion Rights”):

4.1       Right to Convert.

4.1.1    Conversion Ratio.  Each share of Series I Preferred Stock will be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Base Amount by $2.45 (the denominator in the foregoing formula, as adjusted pursuant to the terms set forth herein, the “Series I Conversion Price”).  The Series I Conversion Price, and therefore the rate at which shares of Series I Preferred Stock may be converted into shares of Common Stock, will be subject to adjustment as provided below.  For the avoidance of doubt, any adjustments to the Series I Conversion Price, and therefore the rate at which shares of Series I Preferred Stock may be converted into shares of Common Stock, will be given effect with respect to any shares of Series I Preferred Stock that may be issued after the event giving rise to such adjustment.

4.1.2    Termination of Conversion Rights.  In the event of a liquidation, dissolution or winding up of the Corporation or a Deemed Liquidation Event, the Conversion Rights will terminate at the close of business on the last full day preceding the date fixed for the payment of any such amounts distributable on such event to the holders of Series I Preferred Stock.

4.2       Fractional Shares.  No fractional shares of Common Stock will be issued upon conversion of the Series I Preferred Stock.  In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation will pay cash equal to such fraction multiplied by the fair market value of a share of Common Stock as determined in good faith by the Board of Directors of the Corporation.  Whether or not fractional shares would be issuable upon such conversion will be determined on the basis of the total number of shares of Series I Preferred Stock the holder is at the time converting into Common Stock and the aggregate number of shares of Common Stock issuable upon such conversion.

4.3       Mechanics of Conversion.

4.3.1    Notice of Conversion.  In order for a holder of Series I Preferred Stock to voluntarily convert shares of Series I Preferred Stock into shares of Common Stock, such holder will surrender the certificate or certificates for such shares of Series I Preferred Stock (or, if such registered holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate), at the office of the transfer agent for the Series I Preferred Stock (or at the principal office of the Corporation if the Corporation serves as its own transfer agent), together with written notice that such holder elects to convert all or any number of the shares of the Series I Preferred Stock represented by such certificate or certificates and, if applicable, any event on which such conversion is contingent.  Such notice will state such holder’s name or the names of the nominees in which such holder wishes the certificate or certificates for shares of Common Stock to be issued.  If required by the Corporation, certificates surrendered for conversion will be endorsed or accompanied by a written instrument or instruments of transfer, in form reasonably satisfactory to the Corporation, duly executed by the registered holder or his, her or its attorney duly authorized in writing.  The close of business on the date of receipt by the transfer agent (or by the Corporation if the Corporation serves as its own transfer agent) of such certificates (or lost certificate affidavit and agreement) and notice will be the time of conversion (the “Conversion Time”), and the shares of Common Stock issuable upon conversion of the shares represented by such certificate will be deemed to be outstanding of record as of such date.  The Corporation will, as soon as practicable after the Conversion Time, (i) issue and deliver to such holder of Series I Preferred Stock, or to his, her or its nominees, a certificate or certificates for the number of full shares of Common Stock issuable upon such conversion in accordance with the provisions hereof and a certificate for the number (if any) of the shares of Series I Preferred Stock represented by the surrendered certificate that were not converted into Common Stock, (ii) pay in cash such amount as provided in Section 4.2 in lieu of any fraction of a share of Common Stock otherwise issuable upon such conversion.

4.3.2    Reservation of Shares.  The Corporation will at all times when the Series I Preferred Stock will be outstanding, reserve and keep available out of its authorized but unissued capital stock, for the purpose of effecting the conversion of the Series I Preferred Stock, such number of its duly authorized shares of Common Stock as will from time to time be sufficient to effect the conversion of all outstanding Series I Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock will not be sufficient to effect the conversion of all then outstanding shares of the Series I Preferred

Stock, the Corporation will take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as will be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to the Articles of Incorporation.  Before taking any action which would cause an adjustment reducing the Series I Conversion Price below the then par value of the shares of Common Stock issuable upon conversion of the Series I Preferred Stock, the Corporation will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and nonassessable shares of Common Stock at such adjusted Series I Conversion Price.

4.3.3     Effect of Conversion.  All shares of Series I Preferred Stock that have been surrendered for conversion as herein provided will no longer be deemed to be outstanding and all rights with respect to such shares will immediately cease and terminate at the Conversion Time, except only the right of the holders thereof to receive shares of Common Stock in exchange therefor, to receive payment in lieu of any fraction of a share otherwise issuable upon such conversion as provided in Section 4.2 and to receive payment of any dividends declared but unpaid thereon.  Any shares of Series I Preferred Stock so converted will be retired and cancelled and may not be reissued as shares of such series, and the Corporation may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized number of shares of Series I Preferred Stock accordingly.

4.3.4     Taxes.  The Corporation will pay any and all issue and other similar taxes that may be payable in respect of any issuance or delivery of shares of Common Stock upon conversion of shares of Series I Preferred Stock pursuant to this Section 4.  The Corporation will not, however, be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of shares of Common Stock in a name other than that in which the shares of Series I Preferred Stock so converted were registered, and no such issuance or delivery will be made unless and until the person or entity requesting such issuance has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

4.4       Adjustments to Series I Conversion Price for Diluting Issues.

4.4.1       Special Definitions.  For purposes of this Article Fourth, the following definitions will apply:

(a)    “Option” will mean rights, options or warrants to subscribe for, purchase or otherwise acquire Common Stock or Convertible Securities.

(b)    “Series I Original Issue Date” will mean the date on which the first share of Series I Preferred Stock was issued.

(c)     “Convertible Securities” will mean any evidences of indebtedness, shares or other securities directly or indirectly convertible into or exchangeable for Common Stock, but excluding Options.

(d)     “Additional Shares of Common Stock” will mean all shares of Common Stock issued (or, pursuant to Section 4.4.3 below, deemed to be issued) by the Corporation after the Series I Original Issue Date, other than (1) the following shares of Common Stock and (2) shares of Common Stock deemed issued pursuant to the following Options and Convertible Securities (clauses (1) and (2), collectively, “Exempted Securities”):

(i)     shares of Common Stock, Options or Convertible Securities issued as a dividend or distribution on Series I Preferred Stock;

(ii)    shares of Common Stock, Options or Convertible Securities issued by reason of a dividend, stock split, split-up or other distribution on shares of Common Stock that is covered by Section 4.5, 4.6, 4.7 or 4.8;

(iii)    shares of Common Stock or Convertible Securities actually issued upon the exercise of Options or shares of Common Stock actually issued upon the conversion or exchange of Convertible Securities, in each case provided such issuance is pursuant to the terms of such Option or Convertible Security.

4.4.2      No Adjustment of Series I Conversion Price.  No adjustment in the Series I Conversion Price will be made as the result of the issuance or deemed issuance of Additional Shares of Common Stock if the Corporation receives written notice from the holders of at least a majority of the then outstanding shares of Series I Preferred Stock agreeing that no such adjustment will be made as the result of the issuance or deemed issuance of such Additional Shares of Common Stock.

4.4.3      Deemed Issue of Additional Shares of Common Stock.

(a)      If the Corporation at any time or from time to time after the Series I Original Issue Date issues any Options or Convertible Securities (excluding Options or Convertible Securities which are themselves Exempted Securities) or fixes a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares of Common Stock (as set forth in the instrument relating thereto, assuming the satisfaction of any conditions to exercisability, convertibility or exchangeability but without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, will be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date will have been fixed, as of the close of business on such record date.

(b)     If the terms of any Option or Convertible Security, the issuance of which resulted in an adjustment to the Series I Conversion Price pursuant to the terms of Section 4.4.4, are revised as a result of an amendment to such terms or any other adjustment pursuant to the provisions of such Option or Convertible Security (but excluding automatic adjustments to such terms pursuant to anti-dilution or similar provisions of such Option or Convertible Security) to provide for either (1) any increase or decrease in the number of shares of Common Stock issuable upon the exercise, conversion or exchange of any such Option or Convertible Security or (2) any increase or decrease in the consideration payable to the Corporation upon such exercise, conversion or exchange, then, effective upon such increase or decrease becoming effective, the Series I Conversion Price computed upon the original issue of such Option or Convertible Security (or upon the occurrence of a record date with respect thereto) will be readjusted to such Series I Conversion Price as would have obtained had such revised terms been in effect upon the original date of issuance of such Option or Convertible Security.  Notwithstanding the foregoing, no readjustment pursuant to this clause  (b) will have the effect of increasing the Series I Conversion Price to an amount which exceeds the lower of (i) the Series I Conversion Price in effect immediately prior to the original adjustment made as a result of the issuance of such Option or Convertible Security, or (ii) the Series I Conversion Price that would have resulted from any issuances of Additional Shares of Common Stock (other than deemed issuances of Additional Shares of Common Stock as a result of the issuance of such Option or Convertible Security) between the original adjustment date and such readjustment date.

(c)     If the terms of any Option or Convertible Security (excluding Options or Convertible Securities which are themselves Exempted Securities), the issuance of which did not result in an adjustment to the Series I Conversion Price pursuant to the terms of Section 4.4.4 (either because the consideration per share (determined pursuant to Section 4.4.5) of the Additional Shares of Common Stock subject thereto was equal to or greater than the Series I Conversion Price then in effect, or because such Option or Convertible Security was issued before the Series I Original Issue Date), are revised after the Series I Original Issue Date as a result of an amendment to such terms or any other adjustment pursuant to the provisions of such Option or Convertible Security (but excluding automatic adjustments to such terms pursuant to anti-dilution or similar provisions of such Option or Convertible Security) to provide for either (1) any increase in the number of shares of Common Stock issuable upon the exercise, conversion or exchange of any such Option or Convertible Security or (2) any decrease in the consideration payable to the Corporation upon such exercise, conversion or exchange, then such Option or Convertible Security, as so amended or adjusted, and the Additional Shares of Common Stock subject thereto (determined in the manner provided in Section 4.4.3(a)) will be deemed to have been issued effective upon such increase or decrease becoming effective.

(d)    Upon the expiration or termination of any unexercised Option or unconverted or unexchanged Convertible Security (or portion thereof) that resulted (either upon its original issuance or upon a revision of its terms) in an adjustment to the Series I Conversion Price pursuant to the terms of Subsection 4.4.4, the Series I Conversion Price will be readjusted to such Series I Conversion Price as would have obtained had such Option or Convertible Security (or portion thereof) never been issued.

(e)     If the number of shares of Common Stock issuable upon the exercise, conversion or exchange of any Option or Convertible Security, or the consideration payable to the Corporation upon such exercise, conversion or exchange, is calculable at the time such Option or Convertible Security is issued or amended but is subject to adjustment based upon subsequent events, any adjustment to the Series I Conversion Price provided for in this Subsection 4.4.3 will be effected at the time of such issuance or amendment based on such number of shares or amount of consideration without regard to any provisions for subsequent adjustments (and any subsequent adjustments will be treated as provided in clauses (b) and (c) of this Section 4.4.3).  If the number of shares of Common Stock issuable upon the exercise, conversion or exchange of any Option or Convertible Security, or the consideration payable to the Corporation upon such exercise, conversion and/or exchange, cannot be calculated at all at the time such Option or Convertible Security is issued or amended, any adjustment to the Series I Conversion Price that would result under the terms of this Section 4.4.3 at the time of such issuance or amendment will instead be effected at the time such number of shares or amount of consideration is first calculable (even if subject to subsequent adjustments), assuming for purposes of calculating such adjustment to the Series I Conversion Price that such issuance or amendment took place at the time such calculation can first be made.

4.4.4     Adjustment of Series I Conversion Price Upon Issuance of Additional Shares of Common Stock.  In the event the Corporation at any time after the Series I Original Issue Date issues Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Section 4.4.3), without consideration or for a consideration per share less than the applicable Series I Conversion Price in effect immediately prior to such issue, then the Series I Conversion Price will be reduced, concurrently with such issue, to the consideration per share received by the Corporation for such issue or deemed issue of the Additional Shares of Common Stock; provided that if such issuance or deemed issuance was without consideration, then the Corporation will be deemed to have received an aggregate of $.001 of consideration for all such Additional Shares of Common Stock issued or deemed to be issued.

4.4.5     Determination of Consideration.  For purposes of this Section 4.4, the consideration received by the Corporation for the issue of any Additional Shares of Common Stock will be computed as follows:

(a)       Cash and Property:  Such consideration will:

(i)     insofar as it consists of cash, be computed at the aggregate amount of cash received by the Corporation, excluding amounts paid or payable for accrued interest;

(ii)    insofar as it consists of property other than cash, be computed at the fair market value thereof at the time of such issue, as determined in good faith by the Board of Directors of the Corporation; and

(iii)   in the event Additional Shares of Common Stock are issued together with other shares or securities or other assets of the Corporation for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (i) and (ii) above, as determined in good faith by the Board of Directors of the Corporation.

(b)      Options and Convertible Securities.  The consideration per share received by the Corporation for Additional Shares of Common Stock deemed to have been issued pursuant to Section 4.4.3, relating to Options and Convertible Securities, will be determined by dividing:

(i)   the total amount, if any, received or receivable by the Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by

(ii)    the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities.

4.4.6    Multiple Closing Dates.  In the event the Corporation issues on more than one date Additional Shares of Common Stock that are a part of one transaction or a series of related transactions and that would result in an adjustment to the Series I Conversion Price pursuant to the terms of Section 4.4.4, and such issuance dates occur within a period of no more than 90 days from the first such issuance to the final such issuance, then, upon the final such issuance, the Series I Conversion Price will be readjusted to give effect to all such issuances as if they occurred on the date of the first such issuance (and without giving effect to any additional adjustments as a result of any such subsequent issuances within such period).

4.5     Adjustment for Stock Splits and Combinations.  If the Corporation at any time or from time to time after the Series I Original Issue Date effects a subdivision of the outstanding Common Stock, the Series I Conversion Price in effect immediately before that subdivision will be proportionately decreased so that the number of shares of Common Stock issuable on conversion of each share of such series will be increased in proportion to such increase in the aggregate number of shares of Common Stock outstanding.  If the Corporation at any time or from time to time after the Series I Original Issue Date combines the outstanding shares of Common Stock, the Series I Conversion Price in effect immediately before the combination will be proportionately increased so that the number of shares of Common Stock issuable on conversion of each share of such series will be decreased in proportion to such decrease in the aggregate number of shares of Common Stock outstanding.  Any adjustment under this Section will become effective at the close of business on the date the subdivision or combination becomes effective.

4.6      Adjustment for Certain Dividends and Distributions.  In the event the Corporation at any time or from time to time after the Series I Original Issue Date makes or issues, or fixes a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable on the Common Stock in additional shares of Common Stock, then and in each such event the Series I Conversion Price in effect immediately before such event will be decreased as of the time of such issuance or, in the event such a record date will have been fixed, as of the close of business on such record date, by multiplying the Series I Conversion Price then in effect by a fraction:

(1)     the numerator of which will be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and

(2)     the denominator of which will be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution.

Notwithstanding the foregoing, (a) if such record date has been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Series I Conversion Price will be recomputed accordingly as of the close of business on such record date and thereafter the Series I Conversion Price will be adjusted pursuant to this subsection as of the time of actual payment of such dividends or distributions; and (b) that no such adjustment will be made if the holders of Series I Preferred Stock simultaneously receive a dividend or other distribution of shares of Common Stock in a number equal to the number of shares of Common Stock as they would have received if all outstanding shares of Series I Preferred Stock had been converted into Common Stock on the date of such event.

4.7     Adjustments for Other Dividends and Distributions.  In the event the Corporation at any time or from time to time after the Series I Original Issue Date makes or issues, or fixes a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Corporation (other than a distribution of shares of Common Stock in respect of outstanding shares of Common Stock) or in other property and the provisions of Section 1 do not apply to such dividend or distribution, then and in each such event the holders of Series I Preferred Stock will receive, simultaneously with the distribution to the holders of Common Stock, a dividend or other distribution of such securities or other property in an amount equal to the amount of such securities or other property as they would have received if all outstanding shares of Series I Preferred Stock had been converted into Common Stock on the date of such event.

4.8    Adjustment for Merger or Reorganization, etc.  Subject to the provisions of Section 2.3, if there occurs any reorganization, recapitalization, reclassification, consolidation or merger involving the Corporation in which the Common Stock (but not the Series I Preferred Stock) is converted into or exchanged for securities, cash or other property (other than a transaction covered by Sections 4.4, 4.6 or 4.7), then, following any such reorganization, recapitalization, reclassification, consolidation or merger, each share of Series I Preferred Stock will thereafter be convertible in lieu of the Common Stock into which it was convertible prior to such event into the kind and amount of securities, cash or other property which a holder of the number of shares of Common Stock of the Corporation issuable upon conversion of one share of Series I Preferred Stock immediately prior to such reorganization, recapitalization, reclassification, consolidation or merger would have been entitled to receive pursuant to such transaction; and, in such case, appropriate adjustment (as determined in good faith by the Board of Directors of the Corporation) will be made in the application of the provisions in this Section 4 with respect to the rights and interests thereafter of the holders of the Series I Preferred Stock, to the end that the provisions set forth in this Section 4 (including provisions with respect to changes in and other adjustments of the Series I Conversion Price) will thereafter be applicable, as nearly as reasonably may be, in relation to any securities or other property thereafter deliverable upon the conversion of the Series I Preferred Stock.

4.9    Certificate as to Adjustments.  Upon the occurrence of each adjustment or readjustment of the Series I Conversion Price pursuant to this Section 4, the Corporation at its expense will, as promptly as reasonably practicable but in any event not later than ten days thereafter, compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Series I Preferred Stock a certificate setting forth such adjustment or readjustment (including the kind and amount of securities, cash or other property into which the Series I Preferred Stock is convertible) and showing in detail the facts upon which such adjustment or readjustment is based.  The Corporation will, as promptly as reasonably practicable after the written request at any time of any holder of Series I Preferred Stock (but in any event not later than ten days thereafter), furnish or cause to be furnished to such holder a certificate setting forth (i) the Series I Conversion Price then in effect, and (ii) the number of shares of Common Stock and the amount, if any, of other securities, cash or property which then would be received upon the conversion of Series I Preferred Stock.

4.10   Notice of Record Date.  In the event:

(a)    the Corporation takes a record of the holders of its Common Stock (or other capital stock or securities at the time issuable upon conversion of the Series I Preferred Stock) for the purpose of entitling or enabling them to receive any dividend or other distribution, or to receive any right to subscribe for or purchase any shares of capital stock of any class or any other securities, or to receive any other security; or

(b)     of any capital reorganization of the Corporation, any reclassification of the Common Stock of the Corporation, or any Deemed Liquidation Event; or

(c)     of the voluntary or involuntary dissolution, liquidation or winding-up of the Corporation,

then, and in each such case, the Corporation will send or cause to be sent to the holders of the Series I Preferred Stock a notice specifying, as the case may be, (i) the record date for such dividend, distribution or right, and the amount and character of such dividend, distribution or right, or (ii) the effective date on which such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up is proposed to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such other capital stock or securities at the time issuable upon the conversion of the Series I Preferred Stock) will be entitled to exchange their shares of Common Stock (or such other capital stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up, and the amount per share and character of such exchange applicable to the Series I Preferred Stock and the Common Stock.  Such notice will be sent at least ten days prior to the record date or effective date for the event specified in such notice.

5.     Redeemed or Otherwise Acquired Shares.  Any shares of Series I Preferred Stock that are redeemed or otherwise acquired by the Corporation or any of its subsidiaries will be automatically and immediately cancelled and retired and will not be reissued, sold or transferred.  Neither the Corporation nor any of its subsidiaries may exercise any voting or other rights granted to the holders of Series I Preferred Stock following redemption.

6.     Waiver.  Any of the rights, powers, preferences and other terms of the Series I Preferred Stock set forth herein may be waived on behalf of all holders of Series I Preferred Stock by the affirmative written consent or vote of the holders of at least a majority of the shares of Series I Preferred Stock then outstanding.

7.      Notices.  Any notice required or permitted by the provisions of this Article Fourth to be given to a holder of shares of Series I Preferred Stock will be mailed, postage prepaid, to the post office address last shown on the records of the Corporation, or given by electronic communication in compliance with the provisions of the General Corporation Law, and will be deemed sent upon such mailing or electronic transmission.

Exhibit B

Warrant

B - 1

Exhibit C

Intellectual Property Access Agreement

C - 1

Exhibit D

License and Application Support Agreement

D - 1

Exhibit E

Retrofit License Agreement

E - 1